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                                  EXHIBIT 10.17

      DESCRIPTION OF THE LEASE FOR OFFICE SPACE OF HDC IN SAO PAULO, BRAZIL

With the present instrument in the best form of right the signers below on one side is Lessor MR. DUARTE AUGUSTO LOPEZ, Brazilian, naturalized, married, businessman, carrier of ID card RG Number 1490.755 and registered at C.P.F/M.F no 004.185.548-15, resident and housed in the capital, representing IRMAOS RIBEIRO S/C LTDA., with offices at Our Lady of Lapa 671/10 10th floor capital Sao Paulo on the other side as lessee HEMAGEN DIAGNOSTICOS COMERCIO IMPORTACAO E EXPORTACAO LTDA, properly registered at C.N.P.J. Number 64.002.686/001-32 and state registration number 113.046.733.117, headquarters Rua Tavares Cabral Number 185-Pinheiros - Capital - SP. properly represented by the primary stockholder HEMAGEN DIAGNOSTICS, INC. a company located in the USA, incorporated according to the laws of the state of Delaware with the address of 34 Bear Hill Road, Waltham, MA. In conformance with the contractual alteration clause for which is from to be registered in the JUCESP under number 65245/95-7 and delegates powers of management to the partner/shareholder of the Lessee through the particular document dated the fifteenth of February 1996 and registered in the chamber of commerce under number 38707/96 to MRS. LIVIA FARIA LOPES DOS SANTOS OLIVEIRA, Brazilian, married, professor, carrier of ID card number
5.816.796 and registered number C.P.F./M.F. 688.794.078-72 Resident and housed in Rua Doutor Luis Augusto de Queiroz Aranha, Number 576-7 andar Capital - SP, To whom is delegated for specifications of this lease and the value of rent to be just and contracted the following which is mutually agreed and accepts and agrees to the conformity of the following clauses and stipulates to no:

     1. The lessor in his quality as the owner of the building a house at Rua Diogo Moreira Number 222, number 45 subdistrict, Pinheiros, a lot measuring 16 meters across the front equal depth on both sides of 35 meters on the front on both sides with an area equal to 560 square meters with the left side against street Mario Freire Filho, and on the other side with Francisco de Paula Amarante and in the back with whomever is found to be properly registered in the city hall of Sao Paulo under the number of the contributor 015.074.0089-6 in the location of the real estate agency of the building through the clauses already stipulated.

     2. The length of the present contract is sixty months, beginning the first of July 2001 and ending the 30th of June 2006, date in which the lessee promises to return completely empty and in a state of conservation the building independently of any notification.

     3. The monthly rent is 7000 Reais which should be paid on time until the 10th day of the following month in the office of the procurator or wherever indicated through an authorized bank being that whatever receipt outside of this time should be considered beyond the tolerance of the lessor

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          towards the lessee without any prejudice of any of the other clauses of this contract.

          The nonpayment of the monthly rent and other charges until the 10th day of each month of the subsequent month will incur a penalty of 10% of the value of the total debt plus 1% interest per month, which will be calculated from the date of the actual due date until the date the payment is actually made. Taking as a reference point the variation of the IGPM/FGV the general index of market prices or whatever under index comes to be used by the government as its substitute. Any special discounts over the rent given to the Lessee shall be bound to the payment on the due date as agreed. Hence in case of a fine, the Lessor can take away any discount without any notification.

          It is accepted and established that periodic adjustments that the legislation of the country will authorize periodically inferior to the annual adjustment that the two parties will agree with respect to the adoption of a new period of readjustment. Moving to a readjustment that is more favorable to the lessor maintaining the indexes in this contract as stipulated or as said the IGPM/FGV the general index of market prices furnished by the foundation Getulio Vargas, or any index that comes to be substituted.

          All expenses, taxes, and consumption of water, sewer, septic tank, electric energy, bank taxes, and any other taxes such as the IPTU taxes and insurance against fire that occur or are going to occur over the building will be the exclusive responsibility of the Lessee which will reimburse these to the Lessor along with the rent or when returning the building the lessee is obligated to present the proof of payments of said charges thereby proving payment and therefore being incorporated with the overall payment and giving notice to the lessor that payment was indeed made. It should be known that receipt of these receipts in no way releases the lessee from other obligations stipulated within this contract which were not charged for whatever reasons during the specific. The payments of rent or any other charges as the lessee should always be made with checks made directly to the lessee or with a bank note sent directly to the realtor. It is expressly forbidden any deposit to be made into the bank account of the administrator.

          The lessee is obligated to have insurance against fire of the building for the market value. The policy should be in favor of the Lessor and after that followed by the occupants of the building, the commercial branch.

     4. Any work that impacts the security of the building should be executed by the lessor, all other necessary works of maintenance and conservation of the building should be made and paid for by the lessee which is obligated to restore everything to the condition in which it was found at the start of the lease. This conforms to clause 15 of the present lease agreement with

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          the exception of the natural wear and tear of things. Any other changes that were made by the Lessee to the building should be repaired within 20 days of receiving the keys by the Lessor or the administration. After these 20 days the lessor can make the necessary repairs, charging all of the cost through judicial action if necessary and making the Lessee responsible for the rent until the conclusion of these services

          The Lessee is immediately authorized to make any necessary improvements, adaptations in order to carry out its business in a beneficial way, any improvements will pass onto the lessor independently of any indemnification. At the end of the lease, the lessor can order the lessee to take away all changes, improvements and modifications introduced even with his approval.

     5. The Lessee immediately allows the lessor or its representative to examine/visit the building when it is understood to be convenient obligating itself to communicate to the lessee the time, date, and hour, in case that the building is located for sale, the lessee will permit those interested in the purchase of the building to visit at the time and hour previously agreed to by both parties.

          In the hypotheses of sale of the building of the lease, the lessee shall have first right of refusal under the same conditions offered to any third party. If there is no interest by the Lessee, the new owner shall respect all terms and conditions now put hereforth.

          The lessor authorizes the Lessee to add the present contract to the registration of building number 86093 of the 14th of May 1996 number 10 of the Registration of Buildings of Sao Paulo, any expenses generated by this registration will be paid by the lessee.

     6. It is not permitted the transference of this contract now or subleasing or the lending of this building in whole or part. It is obligated to be used exclusively for commercial use.

          Indemnifying the administration and the lessor of any responsibility from any of the public authorities

          The legal part to open any firm to be constituted is entirely the responsibility of the lessee who will assume the responsibility of the use of the building along with any public authority at whatever level, federal, state, or municipal.

     7. In case of fire, landslides or other acts of god which make it impossible to use the building, the lessor is no longer obliged to complete its obligations.

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          It falls upon the Lessee to defend its interest along with the appropriate powers.

     8. Everything owed by reason of this contract shall be charged in an executive process, an appropriate action. All expenses shall be bourn by the debtor on top of the principal and defined all judicial expenses extra judicial expenses and 20 percent of the fees of the lawyer.

     9. All fines by of which the lessee gives cause for them should be paid. The lessee is also responsible for any additional fines and taxes and other charges which may arise.

     10. Lessor and lessee obligate themselves to respect the present contract which is found to be correct. Whichever of the contracting parties infringes their respective clauses, a penalty equivalent to the rent of three months shall be assessed.

     11. The lessee deposits in this important act a deposit of $21,000 Reais or the equivalent of three months rent for all the guarantees present in the lease in this way fulfilling the requirements of article 38 paragraph 2 of the law 8.245/91.

     12. The lessee and lessor are assured that all the rights and advantages conferred by law and in vigor at the signing of this contract are promulgated.

     13. For the return of the keys that are object of this present lease the lessee is obligated to notify the lessor of its intention to do so 60 days prior to the end or moving out of the location. 60 days prior their should be a walkthrough of the building with the lessor or administrator in conjunction with the lessee to identify any eventual damages made to the building and to assess any necessary reparations that should be made to the building these are obligations of the lessee and should be taken care of by the lessee, they could be made by the lessor at the expenses of the lessee through a previous approval of payments the keys will be accepted effectively after the receipt of the payments of the light, water, E.P.T.U, etc, that have been properly disconnected.

     14. The receiving of the keys by the lessor does not imply or indemnify the rents or other charges that could be charged at whatever moment if they refer to the period in which the lessee was within the building.

     15. The lessee receives the building in the state in which it is found in conformity to the description which is elaborated and signed by the lessor and lessee as is shown in the attachment to this contract and as part of the negotiations of the rent the lessee commits to make the adaptations

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          necessary to perform their duties within the commercial activity conserving the improvements already existing. In this way, complying with article 22 in paragraph one of Lei 8245/91.

     16. When the building is to be returned to the lessor there will be a visit in accordance to the contractual clauses in finding the building in normal conditions for a new lease, the lessee will receive payment equivalent to two months of rent. If the lessee advises with at least 60 days notice the intention to no longer occupy the building without prejudice to clause number 11.

     17. It is an integral part of the building now located a telephone .3815 0556 of a proprietary type being that the account taxes, reparations, telephone call, local telephone calls, intercity telephone calls, and other telephone calls are the responsibility of the Lessee. The lessee should make his payment during the respective due date independent of the due date of the rent. If there is a late payment of the telephone bill, the lessor will make payment and after will charge a tax of 20 percent over the total value of the telephone bill and also legal fees.

     18. Now the lessee has obliged during the next 30 days to transfer from ELETROPAULO - Eletricidae de Sao Paulo S.A., its account to furnish electric energy under the lessee's name.

     19. Any warrants, notifications, citations, cases, that should be necessary according to article 58, in number 4 of law 8.245 of October of 1991 or personally to the manager delegated the principal shareholder who maintains the management and administrative management of the company. Any disputes, solicitation, or questions in reference to the building should be sent by writing to the organization of IRMAOS RIBEIRO S/C LTDA., who is in charge to administrate, receive rents, and take care of the interests of the lessor.

     21. It is elected FORO DA CAPITAL - SP, to govern over any doubt originating from the application or interpretation of this contract. All other forms are renounced by both parties no matter how privileged they are.

It is for being in complete agreement here present in this contract the two parties of equals in the presence of two witnesses below given everything for good, sign.

     Sao Paulo, 12 JUL 2001

     Duarte Augusto Lopes

     Hemagen Diags. Com. Imp. Exp. LTDA
     Livia Faria Lopes Dos Santos Oliveira